Exhibit 10.1

Certain identified information has been excluded from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

AMENDMENT TO EXHIBIT B OF MANUFACTURING AND SUPPLY AGREEMENT

IsoRay Medical, Inc., a Delaware corporation with offices at 350 Hills Street, Suite 106, Richland, WA 99352 (“IsoRay”), and GT Medical Technologies, Inc., a Delaware corporation having its principal place of business at 1809 S. Holbrook Lane, Suite 107, Tempe, AZ 85281 (“GT Med Tech”), previously entered into an Amended and Restated Manufacturing and Supply Agreement dated April 26, 2019 (the “Agreement”). The parties now desire to modify the pricing of Exhibit B of the Agreement as outlined on the attached page.

In witness whereof, the parties have caused their respective authorized representatives to execute this Amendment to Exhibit B of the Manufacturing and Supply Agreement as of May 28, 2019 (“the Effective Date”).

GT Medical Technologies, Inc.	IsoRay Medical, Inc.

By: /s/ Hernan Lopez	By: /s/ Jonathan Hunt

Name: Hernan Lopez	Name: Jonathan Hunt

Title: Vice President of Operations	Title: Chief Financial Officer

Exhibit B

Open-Book Pricing Formula & Pricing Schedule

Open-Book Pricing Formula for GammaTileTM 3-pack Product

Description	Price
Materials (excluding Duragen)	$110.37
Labor	[**]
50% Profit Margin	[**]
Seeds (high activity 3.5U Cesium-131 source – assumes 4 seeds per GammaTileTM)	[**]
Overhead*	[**]

Total price of each GammaTileTM 3-pack Product	[**]

Open-Book Pricing Formula for GammaTileTM 6-pack Product

Description	Price
Materials (excluding Duragen)	$135.24
Labor	[**]
50% Profit Margin	[**]
Seeds (high activity 3.5U Cesium-131 source – assumes 4 seeds per GammaTileTM)	[**]
Overhead*	[**]

Total price of each GammaTileTM 6-pack Product	[**]

Open-Book Pricing Formula for Duragen Validation

Description	Price
Materials (excluding Duragen)	$28.62
Labor	[**]
50% Profit Margin	[**]
Simulation Seeds	[**]
Overhead	[**]

Total price of each Duragen Validation	[**]

Pass-Through Costs

●

Sterilization: Sterilization costs shall be billed either directly to GT Med Tech or invoiced as a separate line item as a pass-through cost by IsoRay. No mark-up to sterilization or other pass-through costs for the Product will be assessed by IsoRay.

●

Bacterial Endotoxin Testing: Bacterial Endotoxin Testing (“BET”) costs shall be billed either directly to GT Med Tech or invoiced as a separate line item as a pass-through cost by IsoRay. No mark-up to BET or other pass-through costs for the Product will be assessed by IsoRay.

*The Overhead charge is to compensate Isoray for assistance with facility radioactive materials licenses, customer support activities, quality assurance and regulatory assurance including upkeep of supplier qualifications (not including site visits or audits), risk assessments, and compliance maintenance, and general administration associated with the pass-through costs.